Exhibit 10.13

The confidential portions of this exhibit, which have been removed and replaced with an asterisk, have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 and Rule 24b-2.

BATTERY SUPPLY AGREEMENT EXTENSION PROPOSAL

Wilson Greatbatch Technologies, Inc. (WGT)
Guidant CRM Corporation (GDT)

I.                 Term

This Battery Supply Agreement Extension amends battery pricing listed in the WGT/GDT Supply Agreement currently in force dated 15 April 1999. This Agreement Extension becomes effective on 01 October 2001 and expires 31 December 2004.

All terms and conditions listed in the 15 April 1999 Agreement that are not amended herein will remain in force through the expiration date of this Agreement Extension.

II.                Blanket Order

GDT will place a                  *                 blanket order for all anticipated battery purchases, with the                 *                  being "firm." GDT will place subsequent              *             orders at least 30 (thirty) days prior to the end of each blanket order.

III.              Pricing

a. Lithium Iodine Battery Pricing

Units per Year per Model	Unit Price Year #1	Unit Price Year #2	Unit Price Year #3
*	*	*	*
*	*	*	*
*	*	*	*

  Lithium iodine "Units per Year" determined by battery model.
  Proposal for complexity factors still applies superimposed on volume matrix; current designs are grandfathered.
           *           batteries to be supplied at           *          pricing shown above, on a per-model basis, contingent upon placement of                  *                    non-cancelable blanket order.

b. Carbon Monofluoride (CFx) Battery Pricing

Units per Year	Unit Price
*	*
*	*
*	*
*	*

  CFx pricing shown above is for stainless steel encased, single cathode plate construction cells only.
  CFx "Units per Year" includes all models.
  Price premiums based upon shape and/or terminal modification complexity apply.

c. Silver Vanadium Oxide (SVO) Pricing

Units per Year per Model	Unit Price
*	*
*	*
*	*
*	*

  SVO "Units per Year" determined by battery model
  Pricing applies to current technology
  Pricing applies to rectangular shape factors
  Pricing for GDT's largest unit volume SVO battery will be        *           per unit; assumed is a quantity         *            units          *
  Price premiums based upon shape and/or terminal modification complexity apply; current designs are grandfathered
  A         *          "short run" premium will apply for all cell models where annual volumes      *       .
WILSON GREATBATCH TECHNOLOGIES, INC.	GUIDANT CRM CORPORATION
Signature:/s/ Robert C. Rusin	Signature:/s/ Richard R. Doyle
Print: Robert C. Rusin	Print: Richard R. Doyle
Title: General Manager	Title: V.P. Manufacturing
Date: 21 September 2001	Date: 26 September 2001